UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2014

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors (the “Board”) of Neurotrope, Inc. (“Neurotrope” or the “Company”) has appointed Dr. Warren Wasiewski to serve as Executive Vice President, Development and Chief Medical Officer of Neurotrope Bioscience Inc., the wholly-owned operating subsidiary of Neurotrope (“Neurotrope Bioscience”), effective as of November 1, 2014. Dr. Wasiewski, age 62, is a physician scientist and a Fellow of the American Academy of Pediatrics. Prior to joining Neurotrope Bioscience, he served as the Vice President of Clinical Development for Neurology at Alexion Pharmaceuticals from 2012 through 2014. Dr. Wasiewski was formerly an Associate Professor of Neurology at the Penn State Children’s Hospital from 2011 to 2012. He also was the Vice President of Clinical Development and Chief Medical Officer for InfaCare Pharmaceutical Corporation from 2009 to 2011, where he led and oversaw all clinical and operational components of a Phase IIb study in infants for the treatment of jaundice in high risk infants. Dr. Wasiewski also served as the Chief Medical Officer of Neurobiological Technologies, Inc. from 2007 to 2009, where he oversaw medical, clinical operations, commercial and regulatory affairs. He attained an Associate Degree in Biology from Nassau Community College, a Bachelor’s Degree in Biology from Rutgers College, a Master’s Degree in Biochemistry from the State University of New York Downstate Medical Center and a Doctor of Medicine degree from State University of New York at Buffalo. He completed his residency at the Children’s Hospital in Buffalo, New York in 1984 and a fellowship in pediatric neurology at the Texas Children’s Hospital at Baylor College of Medicine in Houston, Texas in 1987.

Neurotrope Bioscience and Dr. Wasiewski executed an employment agreement as of November 1, 2014 pursuant to which Dr. Wasiewski will serve as the Executive Vice President, Development and Chief Medical Officer (the “Employment Agreement”).  The Employment Agreement provides for an initial term from November 1, 2014 to November 1, 2015 (the “Initial Term”). The term of the Employment Agreement shall thereafter be automatically extended for additional one-year periods (each, an “Extension Term”) unless Neurotrope Bioscience or Dr. Wasiewski provides at least 90 days’ notice not to extend the term, or until such employment is earlier terminated in accordance with termination provisions set forth in the Employment Agreement (the Initial Term and any Extension Term(s), collectively, the “Employment Term”).

The Employment Agreement provides that Dr. Wasiewski will receive an initial base salary of $325,000. During the Employment Term, Dr. Wasiewski’s salary may be reviewed at least annually by Neurotrope Bioscience and may be adjusted as determined by the President. Dr. Wasiewski is eligible to receive an annual incentive bonus opportunity of 50% of his base salary, commencing with 2015, to be earned and payable based upon attainment of both corporate and individual annual performance goals. Additionally, Dr. Wasiewski shall receive a sign-on bonus in the amount of $102,083.40 payable in 12 equal monthly installments. Subject to the terms and limitations in the Employment Agreement, Dr. Wasiewski’s will be reimbursed for his relocation expenses up to $15,000 (if he moves within 9 months of November 1, 2014) and his lodging expenses up to $15,000. Dr. Wasiewski will also be entitled to four weeks of paid vacation per annum and general expense reimbursement for pre-approved business related expenses incurred in the performance of his duties. He will also be eligible for all benefits and retirement, life, disability, medical and dental plan benefits generally available to Neurotrope Bioscience’s officers in accordance with the terms of those plans.

On November 1, 2014, Dr. Wasiewski was granted non-qualified stock options under the Neurotrope, Inc. 2013 Equity Incentive Plan to purchase 250,000 shares of Neurotrope’s common stock at an exercise price equal to $0.71 per share, the fair market value of the Company’s common stock on the grant date (the “Sign-On Options”). Twenty percent (20%) of the Sign-On Options will vest on each anniversary of the grant date for a period of 5 years from the grant date.

If Dr. Wasiewski’s employment is terminated for any reason, he is entitled to his accrued benefits. In addition, if his employment is terminated for a reason other than Cause, and subject to Dr. Wasiewski’s compliance with certain other conditions, then Neurotrope Bioscience will be obligated to pay him a severance amount equal to six months of his annual base salary, payable in a single lump sum. If Dr. Wasiewski’s employment is terminated by non-renewal or due to his death or disability, he is not entitled to any severance, and shall only be entitled to his accrued benefits.

The Employment Agreement contains non-competition, non-solicitation and non-disclosure covenants of Dr. Wasiewski.

There are no other arrangements or understandings between Dr. Wasiewski and any other persons pursuant to which he was appointed as Executive Vice President, Development and Chief Medical Officer of Neurotrope Bioscience. There are also no family relationships between Dr. Wasiewski and any director or executive officer of Neurotrope and Dr. Wasiewski has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On November 6, 2014, the Company issued a press release announcing Dr. Wasiewski’s appointment as Executive Vice President, Development and Chief Medical Officer. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The Company is also announcing today that Dr. Richard Scheyer, Vice President and Chief Medical Officer, is leaving the Company to pursue other opportunities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, between Neurotrope BioScience, Inc. and Dr. Warren Wasiewski, made as of November 1, 2014.

99.1	Press Release of Neurotrope, Inc. re: Dr. Wasiewski’s appointment, dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: November 6, 2014	By:	/s/ Robert Weinstein
Name: Robert Weinstein Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Employment Agreement, between Neurotrope BioScience, Inc. and Dr. Warren Wasiewski, made as of November 1, 2014.

99.1	Press Release of Neurotrope, Inc. re: Dr. Wasiewski’s appointment, dated November 6, 2014.